Exhibit EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)

In connection with the attached Report of Fidelity Advisor Series II (the “Trust”) on Form N-CSR to be filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Trust does hereby certify that, to the best of such officer’s knowledge:

1.

The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust as of, and for, the periods presented in the Report.

Dated: August 22, 2024

/s/Laura M. Del Prato
Laura M. Del Prato
President and Treasurer (Principal Executive Officer)

Dated: August 22, 2024

/s/John J. Burke III
John J. Burke III
Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.